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                                                                    EXHIBIT 4.3

                            STOCK OPTION AGREEMENT


     Agreement made to document the option granted by the Board of Directors on April 5, 1991 and approved by the stockholders on November 5, 1991, between POLYPHASE CORPORATION, a Pennsylvania corporation (the "Company") and MICHAEL F. BUCK, a director of the Company residing in Bath, Maine (the "Optionee").

     NOW THEREFORE in consideration of the premises, it is agreed by and between the parties hereto as follows:

     1.   Grant of Option.  The Company hereby grants the Optionee the right,
          ---------------
privilege and option to purchase up to 25,000 shares of Polyphase's Common Stock, no par value per share, at an exercise price of $.50 per share in the manner and subject to the conditions provided herein.

     2.   Terms of Exercise.
          -----------------

     The option covered by this Agreement becomes exercisable with respect to one-third of the aggregate number of shares covered thereby in cumulative annual increments on the first, second and third anniversaries of the date of grant, provided that the Optionee remains a director of the Company on such anniversary. The exercise of such option may not be exercised as long as there is outstanding any option previously granted to the Optionee to purchase stock of the Company. In addition, for purposes of this Agreement only, any such previously granted but unexercised options shall be deemed to remain outstanding until the expiration period during which, under its initial terms, it could have been exercised.

     3.   Method of Exercise.
          ------------------

     The option shall be exercised by delivering a written notice to the Company at its principal offices, accompanied by the Optionee's personal check in the appropriate amount for payment of the exercise price for the number of shares of Polyphase Common Stock specified to be purchased. The written notice shall indicate such number of shares to be purchased and the total exercise price applicable thereto. The Company shall, within 30 days of receiving such notice and the Optionee's check covering the exercise price, deliver a stock certificate(s). The date of delivery of such stock certificate may be extended by mutual agreement of the Company and the Optionee or due to any law or regulation which may require the Company to take action with respect to the shares covered by such notice prior to issuance thereof.

     4.   Termination of Option.
          ---------------------

     Except as otherwise stated herein, the option, to the extent that it has not been exercised, shall terminate upon the occurrence of any of the following events:
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          (a)  At such time as Optionee shall voluntarily terminate or otherwise cease to be a member of the Board of Directors of the Company, but only to the extent that such option has become exercisable as provided for hereunder;

          (b) Within 30 days if such termination was on a non-voluntary basis other than death, but only to the extent that such option has become exercisable as provided for hereunder;

          (c) Within one year after the Optionee's death by his or her executor, administrator or personal representative, but only to the extent that such option has become exercisable as provided for hereunder;

          (d) April 5, 1996 (representing the expiration of five (5) years from the grant of this option).

          Questions, including but not limited to such voluntary or non-voluntary terminations, the disability of the Optionee and related treatment hereunder shall be determined by the Stock Option Committee of the Board of Directors.

     5.   Reclassification, Consolidation, or Merger.
          ------------------------------------------

     Subject to any required action by the shareholders, the number of shares of Common Stock covered by each outstanding option, and the price per share thereof in each such option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company.

Subject to any required action by the stockholders, if the Company shall be the surviving corporation in any merger or consolidation, each outstanding option shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to the option would have been entitled. A dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation, shall cause each outstanding option to terminate; provided, however, that each optionee shall, in such event, have the right immediately prior to such dissolution or liquidation, or merger or consolidation in which the Company is not the surviving corporation, to exercise his option in whole or in part without regard to the exercise limitations contained in the option.

In the event of a change in the Common Stock of the Company as presently constituted, which is limited to a change of all of its authorized shares into the same number of shares with a stated par value the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of this Agreement.

To the extent the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

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Except as hereinbefore expressly provided, the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the option.

The grant of an option pursuant to this Agreement shall not affect in any way the right or power of the Company to make adjustments, reclassification, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

     6.   Rights Prior to Exercise of Option.
          ----------------------------------

     This option is non-assignable and nontransferable by the Optionee, except in the event of his or her death as specified in the Plan and during the Employee's lifetime is exercisable only by him or her. The Optionee shall have no rights as a stockholder of Polyphase merely because he or she has been granted this option. Such rights only accrue upon exercise of the option, in whole or part payment of the appropriate exercise price, and issuance and delivery of the underlying shares as provided in this Agreement.

     7.   Restrictions on Dispositions.
          ----------------------------

     If the shares issuable hereunder are not registered pursuant to an effective registration statement on Form S-8, all shares acquired by the Optionee shall be deemed restricted securities as that term is defined under the Securities Act of 1933, as amended, and may not be sold or transferred unless certain conditions are met. It is understood that if the shares are not registered, they are to be purchased for investment only and not with a view to, or for the sale in connection with any public offering or distribution. The stock certificates representing such shares shall contain a legend delineating the restrictions to which such shares are subject.

     If the shares are registered pursuant to an effective registration statement on Form S-8, and the Optionee is deemed to be an affiliate as that term is defined under the Securities Act of 1933, as amended, the Optionee may sell shares pursuant to Rule 144 under the Securities Act of 1933 or pursuant to any other appropriate exemption under the Act. Because the shares were or are covered by the Registration Statement, the Optionee need not meet the two-year holding period requirement of Rule 144 with respect to such shares. However, regardless of whether the two-year holding period requirement must be met, the Optionee, if it were deemed an affiliate of the Company, must comply with all other provisions of Rule 144, which relate to, among other things, the availability of adequate current public information concerning the Company, the number of shares that may be sold in any period of three months, the manner of sale and notice filing requirements.

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     8.   Binding Effect.
          --------------

     This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators and assigns. The laws of the State of Texas shall govern the interpretation and enforceability of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on January 31, 1994 to be effective as of the day and year first above written.

                                           POLYPHASE CORPORATION



                                           By:  /s/ Paul A. Tanner
                                                -------------------------------
                                                Paul A. Tanner, President

AGREED AND ACCEPTED


/s/ Michael F. Buck
---------------------------------
Michael F. Buck

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